     As filed with the Securities and Exchange Commission on June 8, 1998.
                                                        Registration No. 1-14202


                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  JUNE 8, 1998  (MAY 28, 1998)
                                                   -----------------------------

                            MORRISON RESTAURANTS INC.
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             (Exact name of registrant as specified in its charter)


               GEORGIA                                    1-14202                              63-1155967
       (State or other jurisdiction                      (Commission                         (IRS Employer
             of incorporation)                          File Number)                      Identification No.)


         THE HARTSFIELD COLONNADE, 4893 RIVERDALE ROAD, SUITE 260, ATLANTA, GEORGIA                                   30337
---------------------------------------------------------------------------------------------------------------------------
                                          (Address of principal executive offices)                               (Zip Code)


Registrant's telephone number, including area code      (770) 991-0351
                                                   -----------------------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

     ITEM 1.      CHANGE IN CONTROL OF REGISTRANT


         (a) On May 28, 1998, Piccadilly Acquisition Corporation ("Merger Sub"), a Georgia corporation and a wholly-owned subsidiary of Piccadilly Cafeterias, Inc. ("Parent") accepted for payment approximately 8,249,228 shares of common stock, $.01 par value per share (the "Shares") of Morrison Restaurants Inc., a Georgia corporation (the "Company"), tendered pursuant to Merger Sub's tender offer to purchase all outstanding Shares at a purchase price of $5.00 per Share, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 29, 1998 and the related Letter of Transmittal (collectively, the "Offer"). The Offer was made pursuant to the Plan and Agreement of Merger dated April 22, 1998 by and among Merger Sub, Parent and the Company (the "Merger Agreement"). As a result of the purchase of Shares pursuant to the Offer, Merger Sub currently owns approximately 89% of the outstanding Shares.

                  The aggregate purchase price for the Shares purchased pursuant to the Offer was approximately $41.3 million. To acquire the Shares, Parent utilized borrowings under two revolving master promissory notes, one in the amount of $75 million payable to Hibernia National Bank, and the other in the amount of $50 million payable to Wachovia Bank, N.A.

                  As a result of the acquisition of the Shares pursuant to the Merger Agreement, Merger Sub has designated four individuals to serve as directors of the Company along with three of the Company's current directors. At the request of the Merger Sub, certain directors of the Company have resigned and the remaining members of the Board of Directors appointed Merger Sub's designees to serve as directors, effective upon the payment for the Shares.

                  In addition, pursuant to the Merger Agreement, the Company has agreed to convene a special meeting of its shareholders promptly after consummation of the Offer to consider and vote upon approval of the Merger Agreement and the transactions contemplated therein, including the merger of Merger Sub into the Company (the "Merger"). Upon consummation of the Merger, each outstanding Share (other than Shares acquired by Merger Sub in the Offer and Shares as to which dissenters' rights are perfected, if any) will be converted into the right to receive $5.00 in cash. Accordingly, the Company will become a wholly-owned subsidiary of Parent as a result of the Merger.

         (b) Except as set for the above, there are no arrangements known to the Company, the operation of which might as of a subsequent date result in a change of control of the Company.

     ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  10 Plan and Agreement of Merger dated April 22, 1998 among Morrison Restaurants Inc., Piccadilly Acquisition Corporation and Piccadilly Cafeterias, Inc. (Incorporated herein by reference to Exhibit 2 of the Schedule 14D-9 filed by Morrison Restaurants Inc. on April 29, 1998).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date:  June 4, 1998               MORRISON RESTAURANTS INC.



                                       By: /s/ RONNIE L. TATUM
                                           -------------------------------------
                                       Name:   Ronnie L. Tatum
                                             -----------------------------------
                                       Title:  Chief Executive Officer
                                              ----------------------------------